Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 4 to Registration Statement No. 333-167977 of our report dated October 4, 2010 relating to the financial statements of Ridgebury Tankers Ltd, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
New York, New York
November 19, 2010